UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 31, 2022

Date of Report (date of earliest event reported)

Momentus Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820

Registrant’s telephone number, including area code

Stable Road Acquisition Corp.

1345 Abbot Kinney Blvd. Venice, California
2020	90291

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Capital Market LLC
Warrants	MNTSW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 31, 2022, Momentus, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders. A quorum was present at the meeting. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1

Election of Three Directors

Voting Results for the election of directors were as follows:

Momentus Nominees	For	Withheld	Broker Non-Votes
Brian Kabot	23,296,620	1,970,978	16,882,532
Mitchel B. Kugler	25,054,874	212,724	16,882,532
Kimberly A. Reed	25,062,323	205,275	16,882,532

Accordingly, all three of the Company’s nominees were elected to serve as directors of the Company until the 2025 Meeting of Stockholders and until their respective successors are appointed, elected and qualified.

Proposal 2

Ratification of Appointment of Auditors

Ratification of the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year was approved by the following vote:

For	Against	Abstain
41,792,516	259,033	98,581

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2022	MOMENTUS INC.

	By:	/s/ Jikun Kim
Jikun Kim
Chief Financial Officer

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